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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of United Technologies Corporation of our report dated January 21, 1999, which appears on page 10 of the 1998 Annual Report to Shareowners of United Technologies Corporation, which is incorporated by reference in the Annual Report on Form 10-K of United Technologies Corporation for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-I of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICEWATERHOUSECOOPERS LLP

                                          [PricewaterhouseCoppers LLP Logo]

Hartford, Connecticut
May 7, 1999